UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 22, 2005

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SOUTHERN CONNECTICUT BANCORP, INC.

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(Exact Name of Registrant as Specified in its Charter)

Connecticut

(State or Other Jurisdiction of Incorporation)

000-49784	06-1609692

(Commission File Number)	(IRS Employer Identification No.)

215 Church Street
New Haven, Connecticut	06510

(Address of Principal Executive Offices)	(Zip Code)

(203) 782-1100

(Registrant’s Telephone Number, Including Area Code)

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On December 22, 2005, the Compensation Committee of the Board of Directors approved the acceleration of all unvested options outstanding as of December 31, 2005 granted under the Company’s 2002 Stock Option Plan, including options granted to directors and executive officers of the Company. The decision to accelerate the vesting of all unvested options, which the Company believes to be in the best interest of its shareholders, was made primarily to reduce compensation expense that would have been recognized in future periods once the Statement of Financial Accounting Standards No. 123 (revised 2004), “Share Based Payment,” issued by the Financial Accounting Standards Board, becomes effective for reporting periods beginning after January 1, 2006. The accelerated vesting of any “in the money” options will not have a material impact upon the Company’s results of operations or cash flows. Details regarding the number of options accelerated, the range of their exercise prices, and the financial effects of the acceleration will be reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN CONNECTICUT BANCORP, INC.

By: /s/ Michael M. Ciaburri
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Name: Michael M. Ciaburri
Title: President and Chief Operating Officer

Date: December 27, 2005